Exhibit 10.2
SECOND AMENDMENT
TO THE
DOLLAR TREE STORES, INC.
2003 EQUITY INCENTIVE PLAN

THIS SECOND AMENDMENT (this “Amendment”) to the Dollar Tree Stores, Inc. 2003 Equity Incentive Plan (the “Plan”) made effective as of the 21st day of January, 2008 by Dollar Tree Stores, Inc. (the “Company”).  All capitalized terms in this Amendment not otherwise defined shall have their respective meanings under the Plan.

WHEREAS, the Company wishes to amend and conform the written terms of the Plan to the requirements of Section 409A of the Internal Revenue Code of 1986,

WHEREAS, the Plan has been operated in good faith compliance with the requirements of Section 409A of the Code for periods starting January 1, 2005 and through the effective date of this Amendment, and

WHEREAS, on October 3, 2007, the Board of Directors authorized the officers of the Company to execute the amendments required pursuant to Section 409A of the Code,

NOW, THEREFORE, the Company hereby adopts this Amendment upon the following terms and conditions effective immediately:

1.             The fourth sentence of Section 4.7 shall be amended and restated in its entirety as follows:

The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents provided that such rules and procedures satisfy the requirements of Section 409A of the Code.  No deferral is permitted for Options or SARs.

2.             Section 4.9 is replaced as follows:

        Section 4.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall comply with Section 409A of the Code and be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

3.             Section 4.15 is added as follows:

          Section 4.15. Section 409A of the Code.  Any Award granted under this Plan shall be provided or made in a manner and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1), including without limitation, deferring payment to a specified employee or until the occurrence of a specified event described in Section 409A(a)(2) of the Code.  Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1) of the Code.

WITNESS the signature of the undersigned officer of Dollar Tree Stores, Inc.

DOLLAR TREE STORES, INC.

By:_/s/ Bob Sasser_________________
Name:  Bob Sasser
Title:  President & CEO
Date:  1-21-08

Back to Form 8K

Forward to Exhibit 10.3